Exhibit 10.21

                       Amendment to Coal Supply Agreement


     This Amendment is entered into effective January 1, 2004, between Southern Indiana Gas and Electric Company (Buyer) and Vectren Fuels, Inc., f/k/a SIGCORP Fuels, Inc. (Seller) and evidences as follows:

     WHEREAS, on January 19, 2000, Buyer and Seller entered into a Coal Supply Agreement whereby Seller sells coal produced by the Prosperity Mine to Buyer; and

     WHEREAS, the parties intend to continue this arrangement under the terms of the Coal Supply Agreement, as amended hereby; and

     WHEREAS, in accordance with a 1999 Letter Agreement, Buyer has reviewed the terms hereof with the OUCC;

     NOW, THEREFORE, the Buyer and Seller agree as follows:

     1. The parties have renewed the Agreement for an additional two (2) year period, ending December 31, 2005. Buyer reserves its right to extend the Agreement through December 31, 2008, subject to the parties' agreement on pricing for that additional term.

     2. The parties agree that Section 6.1 of the Coal Supply Agreement is superceded and replaced with the following provision:

          6.1 Price. The Base Price of fuel per million BTU's delivered to Buyer's Generating Stations during the term of the Agreement is as follows:

                             2004 $1.2010 per MMBtu

                             2005 $1.2615 per MMBtu

     3. All other terms and conditions of the Coal Supply Agreement remain unmodified and will apply throughout the term of the Agreement.

     In Witness Whereof, Buyer and Seller have agreed to these terms as evidenced by the signatures of their authorized representatives set forth below:

VECTREN FUELS, INC.                   SOUTHERN INDIANA GAS AND ELECTRIC COMPANY



By:  /s/ Randy L. Beck                By: /s/ Ronald G. Jochum
   -----------------------------         ---------------------------------------
     Randy L. Beck                        Ronald G. Jochum